UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 23, 2007, Charming Shoppes, Inc. (the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing a proposed private placement of senior convertible notes due 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 24, 2007, the Company issued a press release announcing the pricing and other terms of $250 million aggregate principal amount of senior convertible notes due 2014 to be offered by the Company to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities. The notes and the underlying common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold in the United Sates, absent registration or an applicable exemption from such registration requirements.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Press release dated April 23, 2007
99.2	Press release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: April 25, 2007	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 23, 2007
99.2	Press release dated April 24, 2007